UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2007
ARKANSAS BEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)
3801 Old Greenwood Road
Fort Smith, Arkansas 72903
(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company’s named executive officers were participants in the Company’s Executive Officer Annual Incentive Compensation Plan for 2006 (the “Plan”). On January 23, 2007, the Compensation Committee of the Company’s Board of Directors reviewed the performance measures established under the Plan for the 2006 Plan year and certified the level of performance measure actually achieved by the Company under the Plan for 2006, and the amount earned by each below named executive officer in 2006 under the Plan, which was paid in January 2007. The 2006 annual incentive earned by each named executive officer under the Plan was: Robert A. Davidson, President – Chief Executive Officer, Arkansas Best Corporation, $794,053; Judy R. McReynolds, Senior Vice President – Chief Financial Officer and Treasurer, Arkansas Best Corporation, $315,365; Richard F. Cooper, Senior Vice President – Administration, General Counsel and Secretary, Arkansas Best Corporation, $322,584; Christopher D. Baltz, Senior Vice President – Yield Management and Strategic Development, ABF Freight System, Inc., $358,354; Wesley B. Kemp, Senior Vice President – Operations, ABF Freight System, Inc., $358,354; Roy M. Slagle, Senior Vice President – Sales and Marketing, ABF Freight System, Inc., $358,354.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION (Registrant)
Date: January 29, 2007	/s/ Richard F. Cooper
Richard F. Cooper,
Senior Vice President – General Counsel